
                                                                                                                EXHIBIT XI
                                              Willis Lease Finance Corporation
                                            Computation of Earnings Per Share(a)
                                                  Years Ended December 31,

                                                                                    1996             1995            1994
                                                                                 ---------------------------------------------
                                                                                    (in thousands, except per share data)
Primary
  Earnings:
    Net income to common shares:                                                  $    2,804           3,216            1,172
                                                                                 =============================================
  Shares:
    Weighted average number of common shares outstanding                               3,796           3,111            3,111
                                                                                 =============================================
Primary earnings per common share                                                 $     0.74            1.03             0.38
                                                                                 =============================================
Assuming Full Dilution
  Earnings:
    Net income                                                                    $    2,804           3,216            1,172
                                                                                 =============================================
  Shares:
    Weighted average number of common shares
    outstanding and common stock equivalents                                           3,796           3,111            3,111
                                                                                 =============================================
Earnings per common share assuming full dilution                                  $     0.74            1.03             0.38
                                                                                 =============================================


(a) See accompanying notes to December 31, 1996, 1995, and 1994
    Financial Statements.

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